Exhibit 5.13

CONSENT OF QUALIFIED PERSON

Barrick Gold Corporation

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Ontario Securities Commission, as Principal Regulator

Autorité des marchés financiers

Nova Scotia Securities Commission

Financial and Consumer Services Commission, New Brunswick

Financial and Consumer Services Division, Prince Edward Island

Office of the Superintendent of Securities Service Newfoundland and Labrador

Office of the Superintendent of Securities, Northwest Territories

Office of the Superintendent of Securities Nunavut

Office of the Yukon Superintendent of Securities

United States Securities and Exchange Commission

Short Form Base Shelf Prospectus of Barrick Gold Corporation (the “Company”)

I refer to the short form base shelf prospectus of the Company dated May 3, 2023 (as may be amended from time to time in the future, the “Short Form Base Shelf Prospectus”), which Short Form Base Shelf Prospectus is included in the Company’s Registration Statement on Form F-10 (as filed with the United States Securities and Exchange Commission on May 3, 2023, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, the “Registration Statement”).

I have been named in the Short Form Base Shelf Prospectus and the Registration Statement as a “qualified person”, as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects, who has supervised the preparation of, or reviewed, information underlying certain scientific and technical information (the “QP Information”) contained, including by incorporation by reference, in the Short Form Base Shelf Prospectus and the Registration Statement.

I hereby consent to the use of my name in the Short Form Base Shelf Prospectus and the Registration Statement and to the use and the inclusion or incorporation by reference in the Short Form Base Shelf Prospectus and the Registration Statement of the QP Information.

I confirm that I have read the Short Form Base Shelf Prospectus and the Registration Statement and all information specifically incorporated by reference therein and that I have no reason to believe that there are any misrepresentations (as defined in the Securities Act (Ontario)) contained therein that are (i) derived from the QP Information or (ii) within my knowledge as a result of the services I have performed for the Company in connection with the QP Information.

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DATED this 3rd day of May, 2023.

Yours very truly,

(signed) John W. Langhans Jr.
Name: John W. Langhans Jr.
Title: Technical Specialist, Metallurgy
Nevada Gold Mines LLC

QP Consent